Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-177408 on Forms S-1 and S-1/A of Botetourt Bankshares, Inc. of our report dated March 23, 2012, relating to our audits of the consolidated financial statements and the financial statement schedules which are incorporated in this Annual Report on Form 10-K of Botetourt Bankshares, Inc. for the year ended December 31, 2011.

/s/ Elliott Davis, LLC
Galax, Virginia March 23, 2012